Exhibit 3.4

TERRA INDUSTRIES INC.

CERTIFICATE OF SECRETARY

The undersigned, MARK A. KALAFUT, the duly elected and qualified Secretary of Terra Industries Inc., a Maryland corporation (the “Corporation”), does hereby certify and affirm that attached hereto as Exhibit A is a true, correct and complete copy of the Amended and Restated Bylaws of the Corporation which became effective as of August 3, 2005 and are in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of this 3rd day of August, 2005.

/s/ Mark A. Kalafut
Mark A. Kalafut, Secretary

Exhibit A

AMENDED AND RESTATED BYLAWS

OF

TERRA INDUSTRIES INC., a Maryland corporation

(the “Corporation”)

ARTICLE I

OFFICES

SECTION 1.01. Principal Office. The principal office of the Corporation shall be at such place or places as the Board of Directors may designate.

SECTION 1.02. Other Offices. The Corporation may have such other offices and places of business, including principal executive offices, within or without the State of Maryland as the Board of Directors shall determine.

ARTICLE II

STOCKHOLDERS

SECTION 2.01. Annual Meetings. The Corporation shall hold each year an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting. Annual meetings of stockholders shall be held on such day during the period April 15 to May 15 of each calendar year as shall be designated by the Board of Directors and at the time stated in the notice of meeting. Any business of the Corporation may be considered at an annual meeting without the purpose of such business being specified in the notice, except as otherwise provided by law or by the charter of the Corporation (the “Charter”).

SECTION 2.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting, which request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders making any such written request of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of, and to vote at, such special meeting; and (ii) the date, time and place of the special meeting.

SECTION 2.03. Place of Meetings. Except as otherwise provided by law, all meetings of stockholders shall be held at such place within the United States as shall be determined from time to time by the Board of Directors and stated in the notice of meeting.

SECTION 2.04. Notice of Meetings. Except as provided below, not less than ten (10) days nor more than ninety (90) days before the date of each stockholders’ meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice, notice stating the time and place of the meeting and, in the case of a special meeting or if otherwise required by statute, the purpose or purposes for which the meeting is called, either by mailing it to such stockholder at such stockholder’s address as it appears on the records of the Corporation or by delivering it to such stockholder personally, or by leaving it at such stockholder’s residence or usual place of business, or by delivery or transmitting it to such stockholders in any other manner permitted by law. If a special meeting is called at the request of the stockholders as provided in Section 2.02 of this Article II, the Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall give notice to each stockholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provisions, each person entitled to such notice waives such notice if such person: (i) before or after the meeting signs a waiver of the notice that is filed with the records of stockholders’ meetings, or (ii) is present at the meeting in person or by proxy.

SECTION 2.05. Quorum and Adjournment. Except as otherwise provided by law or by the Charter, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. In the absence of a quorum, the presiding officer of the meeting, or the stockholders entitled to vote at such meeting, present in person or by proxy, by majority vote, and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at any meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business, but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place at a date not to exceed more than 120 days after the original record date, and no notice need be given of any such adjourned meeting other than by announcement. The stockholders present, in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, not withstanding the withdrawal of enough stockholders to leave less than a quorum, provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.

SECTION 2.06. Proxies. A stockholder may vote the shares owned of record by such stockholder either in person or by a proxy executed by the stockholder or by such stockholder’s duly authorized agent in any manner permitted by law. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy.

Section 2.07. Voting.

(a) Except as otherwise provided by the Charter, each outstanding share of stock regardless of class shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

(b) A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except as otherwise provided by law or by the Charter or by these Amended and Restated Bylaws, except that a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

(c) In all elections for directors every stockholder shall have the right to vote in person or by proxy each share of stock owned of record by such stockholder for as many persons as there are directors to be elected and for whose election the share is entitled to be voted. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received and all questions relating to the qualification of the voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by a stockholder or stockholders present at a meeting in person or by proxy entitled to cast ten percent (10%) of the votes entitled to be cast thereat or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. If inspections are demanded by the stockholders or ordered by the chairman, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting shall appoint such inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

SECTION 2.08. [Intentionally Omitted]

SECTION 2.09. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous written consent setting forth the action so taken and signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of such meeting, but not entitled to vote thereat, are filed with the minutes of meetings of stockholders.

SECTION 2.10. Notice of Stockholder Nominations and Other Proposed Stockholder Action.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving the notice required by this Section 2.10 and at the time of the annual meeting of stockholders and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section 2.10.

(2) For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of paragraph (a)(l) of this Section 2.10, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice of a nomination or proposed action as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (or any successor provision of law), including such person’s written consent to being named as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder’s affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (C) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation’s stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of stock the Corporation which are owned of record or beneficially by each such person.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.04 of this Article II. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving the notice required by this Section 2.10 and at the time of the special meeting and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section 2.10 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice of a nomination as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Charter or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 2.10, “affiliate” in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term “beneficially owns” (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.10, (A) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10 and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (B) nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (ii) of the holders of any class or series of preferred stock to elect directors in accordance with the terms of such preferred stock in the Charter.

SECTION 2.11. Control Share Statute Exemption. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (“MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred upon or reserved to the stockholders by law, the Charter or these Bylaws.

SECTION 3.02. Number of Directors. The number of directors of the Corporation that shall constitute the whole Board shall be the minimum number required by Maryland law or such greater number as shall be provided by resolution of the Board. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Charter or by these Bylaws may be increased or decreased, from time to time, not to exceed twenty-five (25) nor to be less than three (3) but such alteration in the number of directors shall not affect the tenure of office of any director. Directors need not be stockholders in the Corporation.

SECTION 3.03. Election and Tenure of Directors. At each annual meeting, the stockholders shall elect directors to hold office until the next succeeding annual meeting and until their successors are elected and qualify.

SECTION 3.04. Removal of Directors. Except as otherwise provided by law or by the Charter, the stockholders may, by the affirmative vote of the holders of a majority of all the votes entitled to be cast by the stockholders generally in the election of directors, remove any director from office, with or without cause.

SECTION 3.05. Vacancy on Board. Except as otherwise provided by law or by the Charter, the stockholders may elect a successor to fill a vacancy on the Board of Directors that results from the removal of a director. A director elected by the stockholders to fill a vacancy that results from the removal of a director serves for the balance of the term of the removed director. Except as otherwise provided by law or by the Charter, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors that results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy that results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

SECTION 3.06. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. Such initial regular meeting of directors shall be held at such place within or without the state of Maryland as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such initial regular meeting, or in default of such designation at the place of the holding of the preceding meeting of stockholders. No notice of such initial regular meeting of directors, other than provisions of this Section 3.06 shall be necessary, if such initial regular meeting is held as hereinabove provided. Other regular meetings of the Board of Directors may be held on such dates and at such places as may be designated from time to time by the Board of Directors and no additional notice of such regular meetings shall be required.

SECTION 3.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held on such date and at such place or places as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

SECTION 3.08. Notice of Meetings. Notice of the place, day and hour of every special meeting shall be given to each director at least forty-eight (48) hours before the time of the meeting, by delivering the same to him personally, by telephone, by electronic mail, by facsimile, by telegraph, or by delivering such notice to his residence or usual place of business, or, in the alternative, by mailing such notice no later than the seventh day preceding the day upon which the meeting is to be held, postage paid, and addressed to him at his last known post office address, according to the records of the Corporation; provided, however, that if the person calling the meeting is of the opinion that the matters to be considered thereat involve an emergency, notice of such meeting shall be given by such means and within such time preceding the time at which the meeting is to be held as the person calling the meeting shall in his discretion deem reasonable and appropriate under the circumstances. Unless required by a resolution of the Board of Directors, no notice of any meeting of the Board of Directors and no waiver of notice of any such meeting need state the business to be transacted thereat. No notice of the time, place or purpose of any meeting of the Board of Directors and no waiver of notice of any such meeting need state the business to be transacted thereat. No notice of the time, place or purpose of any meeting of the Board of Directors need be given to any director who attends such meeting, or to any director who, either before or after the meeting, signs a waiver of notice of such meeting that is filed with the records of the meeting. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 3.09. Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors, but in no event fewer than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by law, by the Charter or by these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary to pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified.

SECTION 3.10. Compensation. The Board of Directors may provide for the payment to directors of stated amounts annually for services incident to serving as directors and committee members and a fixed sum for attendance at each meeting of the Board of Directors or committees thereof. Directors shall be reimbursed by the Corporation for reasonable expenses incurred in attending such meetings. Except as otherwise provided by the Board of Directors, the receipt of amounts or sums authorized hereby shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.11. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous consent that sets forth such action is given in writing or by electronic transmission by each member of the Board of Directors or of such committee, as the case may be, and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.12. Telephone Meetings. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 3.13. Subtitle 8 Election. Pursuant to Title 3, Subtitle 8 of the MGCL, the Board of Directors of the Corporation, by resolutions (the “Subtitle 8 Resolutions”) duly adopted at a duly called meeting held on February 16, 2005, elected, by such Subtitle 8 Resolutions, to be subject to the provisions of Sections 3-803, 3-804 and 3-805 of the MGCL. Until such time as the Subtitle 8 Resolutions are rescinded, if at all, the provisions of Sections 3-803, 3-804 and 3-805 of the MGCL shall preempt Sections 3.02, 3.03, 3.04 and 3.05 of these Bylaws.

ARTICLE IV

COMMITTEES

SECTION 4.01. Committees. The Board of Directors may appoint from among its members, such committees as the Board of Directors may designate, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may delegate to committees appointed under this Section 4.01 any of the powers of the Board of Directors, except as prohibited by law; provided, however, that a committee shall not have the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (a) to the extent limited by the MGCL, the Charter or these Bylaws, and (b) for any action which requires the affirmative vote or approval of a majority or a supermajority of the directors then in office (unless, in such case, the Charter or these Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors).

SECTION 4.02. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 4.03. Committee Procedure. Each committee may fix rules or procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 3.12.

ARTICLE V

OFFICERS

SECTION 5.01. Executive Officers. The Corporation shall have a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and a Controller, and may also have one or more Vice Presidents, all of which shall constitute the executive officers of the Corporation. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

SECTION 5.02. Chairman of the Board. The Chairman of the Board shall, so long as he is a Director, be Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall perform all duties incident to the office of a chairman of the board of directors of a corporation, and be shall have such powers and perform such duties as are from time to time assigned to him by the Board of Directors.

SECTION 5.03. Chief Executive Officer. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall have general charge and supervision of the assets and affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; and, in general, he shall perform all duties incident to the office of a chief executive officer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

SECTION 5.04. President. The President of the Corporation shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate. In the absence of the election of a Chief Executive Officer, the President shall serve as the Chief Executive Officer of the Corporation.

SECTION 5.05. Chief Financial Officer. The Chief Financial Officer of the Corporation shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time designate.

SECTION 5.06. Vice Presidents. The Vice President or Vice Presidents shall have such powers and perform such duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.07. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same, and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.08. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.09. Controller. The Controller shall be responsible for the principal accounting function of the Corporation; he shall render to the Chairman of the Board, the Chief Executive Officer and to the Board of Directors whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a controller of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence of the election of a Chief Financial Officer, the Controller shall serve as the Chief Financial Officer of the Corporation.

SECTION 5.10. Assistant Officers. The Corporation may have one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The Assistant Vice Presidents shall have such duties as are from time to time assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Secretaries shall have such duties as are from time to time assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as are from time to time assigned to them by the Board of Directors or the Treasurer.

SECTION 5.11. Subordinate Officers. The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the committee or officer designated pursuant to Section 5.13 may prescribe.

SECTION 5.12. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee to fix the salaries, compensation and remuneration of such officers and may authorize the Chief Executive Officer to fix the salaries, compensation and remuneration of other officers of the Corporation.

SECTION 5.13. Election and Removal of Officers. The Board of Directors shall elect the executive officers. An executive officer serves at the pleasure of the Board of Directors. The removal of an officer or agent shall not prejudice any contract rights he may have. The Board of Directors may elect the assistant and subordinate officers. The Board of Directors may from time to time authorize any committee or the Chief Executive Officer to appoint assistant officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An assistant or subordinate officer serves at the pleasure of the Board of Directors or the Chief Executive Officer.

SECTION 5.14. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

ARTICLE VI

STOCK

SECTION 6.01. Certificates for Stock. Subject to the authority of the Board of Directors to cause some or all of the shares of any class or series of stock to be issued without certificates, each stockholder is entitled to certificates that represent and certify the shares of stock such stockholder holds in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by an officer enumerated in Section 2-212 of the MGCL, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the, signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 6.02. Transfers of Stock. The Board of Directors shall-have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

SECTION 6.03. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set for the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure that the Board considers necessary or desirable. On receipt of a certification that complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 6.04. Record Dates. The Board of Directors is hereby empowered to set a record date for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to: (1) notice of a meeting, (2) to vote at a meeting, (3) receive a dividend or (4) be allotted other rights. Except as otherwise provided by law, such date shall not be prior to the close of business on the day the record date is fixed, and in any case shall not be more than ninety (90) days, and in case the of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

SECTION 6.05. Stock Ledgers. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder of the Corporation and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation within or without the State of Maryland.

SECTION 6.06. Lost Certificates. A new certificate or certificates for shares of stock of the Corporation may, upon the making of an affidavit of that fact by the person claiming a certificate of stock to be lost, stolen or destroyed, be issued in such manner and under such conditions as the Board of Directors may at any time or from time to time prescribe, to replace the certificate alleged to have been lost, stolen or destroyed, provided that the Board of Directors may, in its discretion, require the owner of any such certificate, or his legal representatives, to give the Corporation a bond, with sufficient surety to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper so to do

ARTICLE VII

INDEMNIFICATION

SECTION 7.01. Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to any employee or agent of the Corporation.

Neither the amendment nor repeal of this Section 7.01, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Section 7.01, shall apply to or affect the applicability of the preceding paragraph in any respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 7.02. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses set forth in this Article VII shall not be exclusive of any other right which any director, officer, non-officer employee or agent may have or hereafter acquire under any statute, provision of the Charter or these Bylaws, agreement, vote of stockholders or otherwise.

SECTION 7.03. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, non-officer employee or agent against any liability of any character asserted against or incurred by the Corporation or any such director, officer, non-officer employee or agent, or arising out of any such person’s corporate status, whether or not the Corporation would have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article VII.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, a Vice President or an Assistant Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 8.02. Fiscal Year. The fiscal year of the Corporation shall be the calendar year beginning on the first calendar day of each year, unless otherwise provided by the Board of Directors.

SECTION 8.03. Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word “(Seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 8.04. Annual Reports. There shall be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and placed on file within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland. Such statement shall be prepared or caused to be prepared by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, a Vice President, the Secretary or the Treasurer.

SECTION 8.05. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 8.06. Voting Upon Shares in Other Corporations. Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be voted at any meeting of the stockholders thereof by the Chairman of the Board, the President, the Chief Executive Officer or a Vice President of the Corporation or by proxy or proxies appointed by the President, or the Chief Executive Officer of the Corporation. A Bylaw or a resolution of the Board of Directors may appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such Bylaw or resolution.

SECTION 8.07. Amendments. Any and all provisions of the Bylaws may be altered or repealed and new Bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation.

SECTION 8.08. Books and Records. The Corporation shall keep correct and complete books and records of its accounts (including its capital accounts in the manner provided by law) and transactions and minutes of the proceedings of its stockholders and Board of Directors and any committee thereof when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws of the Corporation, including any amendments to them, shall be kept at the Corporation’s principal office.